UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, the Compensation Committee of the Board of Directors of HF Foods Group Inc., a Delaware corporation (“HF Foods”, or the “Company”), unanimously approved an increase in the base salary of Christine Chang, General Counsel and Chief Compliance Officer of the Company, to $375,000 per year and increased Ms. Chang’s bonus payout target from 75% to 100%, effective immediately.

Item 8.01 Other Events.

On May 11, 2023, the Company filed a complaint against Maodong Xu, Zhou Min Ni, Fai Lam in his capacity as Trustee of the Irrevocable Trust for Raymond Ni, Weihui Kwok, and Yuanyuan Wu (collectively, the “Xu Group”) in the United States District Court, District of Nevada, captioned HF FOODS GROUP INC. v. MAODONG XU; ZHOU MIN NI; FAI LAM, in his capacity as Trustee of THE IRREVOCABLE TRUST FOR RAYMOND NI; WEIHUI KWOK; and YUANYUAN WU, C.A. No. 2:23-cv00748 (the “Nevada Action”). The Nevada Action alleges, among other things, that the Xu Group is attempting to seize control of HF Foods in violation of the federal securities laws and conducting an illegal tender offer in violation of the Williams Act of 1968. The Nevada Action seeks to recover compensatory and other damages and disgorgement of certain monies.

The Nevada Action included an emergency motion for a temporary restraining order and preliminary injunction (the “Emergency Motion”) seeking to prevent the Xu Group from interfering with the upcoming 2022 & 2023 Annual Meeting of HF Foods’ Stockholders (the “Annual Meeting”) by fraudulently soliciting votes for a slate of purported director nominees, composed of an assortment of close family members and associated persons of the Xu Group, none of whom were up for election at the Annual Meeting under the Company’s Bylaws. On May 15, 2023, the members of the Xu Group who jointly filed the associated proxy statement announced that they were withdrawing their purported slate of director nominees and would not solicit proxies in connection with the Annual Meeting. In light of these actions, the Company has elected to withdraw the Emergency Motion. However, the Company intends to proceed with the Nevada Action given the serious and potentially ongoing nature of the alleged illegal conduct, including Mr. Xu’s furtherance of an illegal tender offer scheme.

On May 17, 2023, the Company filed a press release announcing that it had brought the Nevada Action. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

All statements in this Current Report on Form 8-K other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements relating to the Company’s annual meeting of stockholders within any applicable grace period, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release issued by HF Foods Group Inc. on May 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: May 17, 2023	/s/ Carlos Rodriguez
Carlos Rodriguez
Chief Financial Officer